UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

TRILLIANT EXPLORATION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
State or other jurisdiction	(Commission File Number)	IRS Employer
or incorporation		Identification No.:
0001378948
(Central Index Key
Classification

2300 West Sahara Avenue, Suite 800, Las Vegas, NV 89102
(Address of principal executive offices, including zip code)

702-664-0078
(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the  filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, Trilliant Exploration Corporation, is hereinafter referred to as "we", or "Company".

Item 8.01 Other Events.

The Company determined on October 16, 2008, that it would be in the best interests of the Company to cause a 2:1 forward split of the Company’s common stock, par value $0.001 per share (the “Forward Split”), whereby the total number of issued and outstanding shares of the Company’s common stock held by each shareholder will be converted automatically into the number of whole shares of common stock equal to the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Forward Split, multiplied by two.

The Forward Split was effective as of 5:00 PM November 14, 2008, as a mail-direct stock distribution. Shareholders are not required to obtain new or replacement stock certificates. Each shareholder of record of the Company’s common stock on November 14, 2008, shall be mailed certificates for the new shares. The new shares will be mailed to the shareholders on December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008	Trilliant Exploration Corporation

/s/William R. Lieberman William R. Lieberman Chief Executive Officer, Director